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            AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT BY AND AMONG

    GENWORTH LIFE INSURANCE COMPANY OF NEW YORK (FORMERLY, GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK) ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS,

                        CAPITAL BROKERAGE CORPORATION,

                            DWS VARIABLE SERIES II
                    (FORMERLY, SCUDDER VARIABLE SERIES II)

                        DWS SCUDDER DISTRIBUTORS, INC.
                  (FORMERLY, SCUDDER DISTRIBUTORS, INC.), AND

                 DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

WHEREAS, Genworth Life Insurance Company of New York (formerly, GE Capital Life Assurance Company of New York) on behalf of itself and its separate accounts, DWS Variable Series II (formerly, Scudder Variable Series II), DWS Scudder Distributors, Inc. (formerly, Scudder Distributors, Inc.), and Deutsche Investment Management Americas INC. entered into a Participation Agreement dated October 1, 2002 (the "Agreement");

WHEREAS, the Agreement was amended on August 1, 2003 to add Capital Brokerage Corporation as a party and to replace Section 2.3 of the Agreement;

WHEREAS, the Agreement was amended on April 29, 2005 to replace Schedule A of the Agreement;

WHEREAS, GE Capital Life Assurance Company of New York has changed its name to Genworth Life Insurance Company of New York (the "Company");

WHEREAS, Scudder Variable Series II has changed its name to DWS Variable Series II (the "Fund");

WHEREAS, Scudder Distributors, Inc. has changed its name to DWS Scudder Distributors, Inc. (the "Underwriter");

WHEREAS, the parties wish to amend the Agreement to (i) reflect the parties' new names; (ii) add new Article IV-A, Contract Owner Information; and
(iii) update Schedule A and Schedule B;

NOW, THEREFORE, the parties hereby agree as follows:

I. All references in the Agreement to GE Capital Life Assurance Company of New York shall be changed to Genworth Life Insurance Company of New York;

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II.  All references in the Agreement to Scudder Variable Series II shall be changed to DWS Variable Series II;

III. All references in the Agreement to Scudder Distributors, Inc. shall be changed to DWS Scudder Distributors, Inc.;

IV. New Article IV-A, which is attached to this Amendment as Attachment 1, is added to the Agreement;

V.   Schedule A is replaced in its entirety with Attachment 2; and

VI.  Schedule B is replaced in its entirety with Attachment 3.

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The Agreement, as supplemented by this Amendment, is ratified and confirmed effective March 2, 2007.

GENWORTH LIFE INSURANCE
COMPANY OF NEW YORK,
on behalf of itself and its separate accounts

By:
    ---------------------------------
    Geoffrey S. Stiff
    Senior Vice President

CAPITAL BROKERAGE CORPORATION

By:
    ---------------------------------
    Geoffrey S. Stiff
    Senior Vice President

DWS VARIABLE SERIES II

By:
    ---------------------------------

DWS SCUDDER DISTRIBUTORS, INC.

By:
    ---------------------------------
    Philipp Hensler
    Chief Executive Officer

DEUTSCHE INVESTMENT MANAGEMENTAMERICAS INC.

By:
    ---------------------------------

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                                 ATTACHMENT 1

                    ARTICLE IV-A. Contract Owner Information

4A.1. Agreement to Provide Information

The Company agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), the Individual Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through each account maintained by the Company during the period covered by the request.

4A.2. Period Covered by Request

Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

4A.3. Form and Timing of Response

   (a) The Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in paragraph 1 above. If requested by the Fund or its designee, the Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, promptly either
   (i) provide (or arrange to have provided) the information set forth in paragraph 1 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.

   (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

   (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

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4A.4. Limitations on Use of Information

The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

4A.5. Agreement to Restrict Trading

The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Company's account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

4A.6. Form of Instructions

Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

4A.7. Timing of Response

The Company agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

4A.8. Confirmation by the Company

The Company must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

4A.9.Definitions

For purposes of this Article IV-A:

   (a) The term "Fund" includes the Fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

   (b) The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Company.

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   (c) Except as otherwise provided in this paragraph 9.3, the term
   "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Company in nominee name. For retirement plan recordkeepers, the term "Shareholder" means each retirement plan participant notwithstanding that the retirement plan may be deemed to be the beneficial owner of Shares. For insurance companies, the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the intermediary.

   (d) The term "written" includes electronic writings and facsimile transmissions.

   (e) The term "intermediary" shall mean a "financial institution" as defined in SEC Rule 22c-2.

   (f) The term "purchase" does not include the automatic reinvestment of dividends.

   (g) The term "promptly" as used in paragraph 3(a) shall mean as soon as practicable but in no event later than ten business days from the Company's receipt of the request for information from the Fund or its designee.

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                                 ATTACHMENT 2

                                  Schedule A

                  Separate Accounts and Associated Contracts

SEPARATE ACCOUNTS AND DATE ESTABLISHED

Genworth Life of New York VA Separate Account 1 (established April 1, 1996)

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Foundation Variable Annuity NY - NY 1155

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                                 ATTACHMENT 3

                                  Schedule B

                   Designated Portfolios and Classes Thereof

DWS Variable Series II

   DWS Technology VIP - Class B Shares
   DWS Dreman High Return Equity VIP - Class B Shares
   DWS Dreman Small Mid Cap Value VIP - Class B Shares